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                                                                  EXHIBIT 10.21


                                 GSP OPTION AGREEMENT

         GSP OPTION AGREEMENT, dated as of July 1, 1996, by and between Westfield Capital Corporation Finance Pty. Limited, a corporation organized under the laws of New South Wales, Australia (the "Grantor"), and CenterMark Properties, Inc., a Missouri corporation (the "Grantee").

                                 W I T N E S S E T H:

         WHEREAS, the Grantor is a wholly-owned subsidiary of Westfield Holdings Limited, a corporation organized under the laws of New South Wales, Australia ("Westfield Holdings);

         WHEREAS, Westland Realty, Inc., a Maryland corporation and a wholly-owned subsidiary of the Grantor ("Westland Realty"), is the legal and beneficial owner of all of the outstanding capital stock of (i) Westland Management, Inc., a Delaware corporation ("Westland Management"), and (ii) Westfield Partners, Inc., a Delaware corporation ("Westfield Partners") (each of Westland Realty, Westland Management and Westfield Partners is herein referred to as a "Subsidiary");

         WHEREAS, Westland Management holds a 1% general partnership interest in Westland Garden State Plaza Limited Partnership, a Delaware limited partnership (the "Partnership"), and Westfield Partners owns a 49% limited partnership interest in the Partnership; and

         WHEREAS, the Partnership owns the Garden State Plaza Shopping Center in Paramus, New Jersey (the "Property");

         NOW THEREFORE, in consideration of the sum of $1.00 and of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase all of the outstanding common stock as of the Closing Date (the "Common Stock") of Westland Realty owned of record and beneficially by the Grantor (the "Optioned Shares") for the purchase price set forth in Section 5.1 (the "Purchase Price").

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         2. OPTION TERM.   The Grantee's right to exercise the Option shall
commence on the first business day after the date of delivery of the "Valuation Notice" (as such term is defined in Section 5.2(b), and shall continue until 5:00 p.m., New York City time, on the 120th consecutive day thereafter (the "Option Period"). The valuation procedure resulting in the Valuation Notice shall commence upon the earlier to occur of the following events (the "Valuation Procedure Commencement Events"): (i) the completion and stabilization of the current expansion of the Property (as more generally described on Exhibit A hereto) which shall be deemed to have occurred upon the Grantor's written notice, delivered as provided to Section 16.5, to the Grantee, stating that 95% of the gross leasable area of the expansion (excluding premises leased to anchor tenants) has been leased to bona fide third-party tenants,(ii) the date 18 months after the Grantee receives written notice, delivered as provided in
Section 16.5, from the Grantor, stating that the construction of the expansion has been substantially completed or (iii) the date otherwise mutually agreed upon by the Grantor and the Grantee.

         3. EXERCISE; CLOSING. 3.1. EXERCISE. Subject to Section 16.1, once the Option has become exercisable pursuant to Section 2, the Option may be exercised, in whole but not in part, at any time on or prior to the expiration of the Option Period, in accordance with the terms of this Agreement, by written notice, delivered to the Grantor as provided in Section 16.5 (the "Option Notice"), from the Grantee to the Grantor.

         3.2. CLOSING OF THE OPTION. The closing of the exercise of the Option (the "Closing") shall take place at the date and time set forth in the Option Notice at the offices of the Grantee, but in no event shall the Closing be (i) later than 30 days after the exercise of the Option by the Grantee or
(ii) earlier than 15 days from the date the Option Notice is given (the "Closing Date").

         3.3. PREFERRED STOCK REDEMPTION. At the Closing, or immediately prior thereto, if requested by the Grantee by delivery of written notice to the Grantor at any time 15 days prior to the Closing, the Grantor shall cause Westland Realty to redeem from the current holders all of the outstanding preferred stock of Westland Realty at the redemption price for such stock in accordance with the Certificate of Incorporation of Westland Realty (the "Redemption"). All


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expenses, costs and fees incurred in connection with the Redemption shall be paid for by the Grantor.

         4. CONDITIONS PRECEDENT.

         4.1. OBLIGATIONS OF THE GRANTEE. Subject to Section 16.1, if the Grantee exercises the Option on or prior to the expiration of the Option Period, the obligations of the Grantee to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, which the Grantor agrees to use commercially reasonable efforts to cause to be fulfilled:

         (a) DELIVERY OF THE OPTIONED SHARES. The Grantor shall deliver to the Grantee a certificate or certificates, duly endorsed in blank or with stock powers attached duly executed in blank, in proper form for transfer representing all of the duly authorized, validly issued, fully paid and nonassessable common stock of Westland Realty being purchased at the Closing Date, free and clear of all security interests, mortgages, liens, charges, restrictions, encumbrances and claims of any nature whatsoever. All stock transfer stamps, if any, required in connection with the transfer shall be attached to the certificate or certificates and shall be paid for by the Grantor.

         (b) REPRESENTATIONS; PERFORMANCE. The Grantor's representations and warranties in Section 11 shall be true and correct in all material respects as of the date hereof and as of the Closing Date. The Grantor shall have duly performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (c) HART-SCOTT-RODINO. Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated.

         (d) OFFICER'S CERTIFICATE. The Grantor shall have delivered to the Grantee a certificate of the Grantor or its assignee, dated the Closing Date, as to the fulfillment of the conditions set forth in Section 4.1(b).


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         (e)  NO MATERIAL ADVERSE CHANGE.  Neither the Partnership nor any
    Subsidiary shall have sustained since the date of the exercise of the Option by the Grantee any loss or interference with its business, from fire, explosion, earthquake, flood or other calamity, taking into account all applicable insurance coverage, or from any court or governmental action, order or decree, the effect of which in any case, in the reasonable judgment of the Grantee, has a material and adverse effect on the existing business of Westland Realty or the Partnership, in each case taken as a whole.

         (f) SUBSIDIARY DEBT. The Grantor shall have made satisfactory provision for the payment of all loans and indebtedness of the Subsidiaries as of the Closing Date, such that such indebtedness is paid in full, other than with respect to the amounts listed on SCHEDULE I hereto and other than the Subsidiaries' share of indebtedness of the Partnership.

         (g) DIRECTOR, OFFICER RESIGNATION. The officers and directors of Westland Realty shall have submitted their resignations.

         (h) PRUDENTIAL CONSENT. The consent, if required, of The Prudential Insurance Company of America, as mortgage lender to the Partnership ("Prudential"), shall have been obtained if required, pursuant to the documents evidencing the Partnership's indebtedness to Prudential and the related security documents (the "Prudential Loan Documents").

         (i) PURCHASE AND SALE AGREEMENT. The Grantor and Grantee shall have entered into a mutually satisfactory contract for the purchase and sale of common stock of Westland Realty, which agreement (i) shall be on the terms and conditions set forth herein, (ii) shall provide for representations, warranties and indemnities as to Westland Realty and the Property substantially in the form attached hereto as SCHEDULE II and (iii) shall contain such other matters as shall reasonably be agreed to by the Grantor and the Grantee acting reasonably.

         (j) AUSTRALIAN APPROVALS. The Grantor, Westfield Holdings, the Grantee and Westfield America Trust shall have received all approvals or consents required under Australian law or regulations for the consummation of


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    the transactions contemplated hereby, including, without limitation, any consents or approvals required pursuant to the Australian Corporations Law and the Australian Stock Exchange Listing Rules (including, without limitation, Rule 3(J)(3) thereof).

         (k) CONSENTS. All other required consents of third parties to the consummation of the closing shall have been obtained.

         4.2. OBLIGATIONS OF THE GRANTOR. Subject to Section 16.1, if the Grantee exercises the Option on or prior to the expiration of the Option Period, the obligations of the Grantor to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, which the Grantee shall use commercially reasonable efforts to cause to be fulfilled:

         (a) DELIVERY OF THE PURCHASE PRICE. The Grantee shall have delivered the Purchase Price (as adjusted pursuant to Section 6.1) to the Grantor either (i)if the Purchase Price is to be paid in cash, by wire transfer of immediately available funds to the account of the Grantor designated at least 5 business days prior to the Closing Date, or (ii) if the Purchase Price is to be paid in common stock of the Grantee, by delivering to the Grantor a certificate or certificates representing the agreed upon number of duly authorized, validly issued, fully paid and nonassessable common stock of the Grantee, such shares to be free and clear of all security interests, mortgages, liens, charges, restrictions, encumbrances and claims of any nature whatsoever.

         (b) REPRESENTATIONS, PERFORMANCE. The Grantee's representations and warranties in Section 12 shall be true and correct in all material respects as of the date hereof and as of the Closing Date. The Grantee shall have duly performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (c) OFFICER'S CERTIFICATE. The Grantee shall have delivered to the Grantor a certificate of the Grantee, dated the Closing Date, as to the fulfillment of the condition set forth in Section 4.2(b).


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         (d)  PRUDENTIAL CONSENT.  The condition set forth in Section 4.1(h)
    shall have been satisfied.

         (e) HART-SCOTT-RODINO. The condition set forth in Section 4.1(c) shall have been satisfied.

         (f) PURCHASE AND SALE AGREEMENT. The condition set forth in Section 4.1(i) shall have been satisfied.

         (g) AUSTRALIAN APPROVALS. The condition set forth in Section 4.1(j) shall have been satisfied.

         (h) CONSENTS. The condition set forth in Section 4.1(k) shall have been satisfied.

         5. PURCHASE PRICE; APPRAISAL. 5.1 PURCHASE PRICE. (a) The Purchase Price shall be equal to 50% of the amount by which the Fair Market Value of the Property (as such term is defined in Section 5.2) exceeds the principal amount of indebtedness of the Partnership secured by the Property and the principal amount of any long term unsecured indebtedness of the Partnership for borrowed money, determined in accordance with the terms of this Agreement, PROVIDED that
(i) if the Grantor sells any of the Common Stock pursuant to Section 16, then the Purchase Price shall be reduced to reflect the percentage of ownership of the Common Stock held by the Grantor and its Affiliates and (ii) if any Subsidiary has any outstanding debt (other than its allocable share of Partnership debt) that will not be satisfied pursuant to Section 4.1(f) or has any preferred or other senior securities that will remain outstanding, the Purchase Price shall be reduced by the amount of such indebtedness or value of preferred or other senior securities.

         (b) At the election of the Grantor, the Purchase Price may be paid by the issue to the Grantor of shares of Class B-2 common stock of the Grantee, such shares to be duly authorized, validly issued, fully paid and nonassessable and free and clear of all security interests, mortgages, liens, charges, restrictions, encumbrances and claims of any nature whatsoever.

         5.2. APPRAISAL. (a) The Grantor shall deliver to the Grantee written notice of the occurrence of either of the Valuation Procedure Commencement Events promptly after the occurrence thereof. In such notice, the Grantor shall state the amount of its net investment in the Property indirectly through Westland Management and Westland Partners, whether made by debt or equity investment. Landauer Real


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Estate Counselors ("Landauer") shall be appointed as the appraiser to determine the fair market value of the Property (the "Fair Market Value of the Property") unless the Grantor and the Grantee shall in good faith select jointly another appraiser to determine the Fair Market Value of the Property, such selection to be made within 15 business days of the date of such notice. Landauer or such other mutually agreed upon appraiser shall be defined herein as the "Appraiser". If the Grantor and the Grantee shall desire to appoint another appraiser but cannot agree for any reason or no reason, the Appraiser shall be Landauer. The determination of the Fair Market Value of the Property determined by the Appraiser shall be binding upon the Grantor and the Grantee, and shall be delivered by the Appraiser in writing to the Grantor and the Grantee within 30 days of the appointment of the Appraiser.

         (b) The written notice of the Fair Market Value of the Property delivered to the Grantor and the Grantee by the Appraiser shall be deemed the "Valuation Notice." If Landauer is not the Appraiser, the other appraiser appointed pursuant to this Section 5.2 shall be a MAI real estate appraiser with at least 15 years experience in valuing real estate and superegional shopping centers in the United States. The determination of the Fair Market Value of the Property shall be based on the fair market value of the Property based on its then use as a shopping center as of the date of the first Valuation Procedure Commencement Date to occur. The cost of the appraiser shall be borne jointly by the Grantor and the Grantee.

         6. ADJUSTMENT OF THE PURCHASE PRICE; ALLOCATION OF INCOME AND EXPENSES. (a) The Purchase Price shall be increased by the amount by which the consolidated current assets of Westland Realty exceed its consolidated current liabilities, or decreased by the amount by which its consolidated current liabilities exceed its consolidated current assets, in either case determined as of the Closing Date in accordance with generally accepted accounting principles ("GAAP") applied consistently, including (i) the share of current assets and current liabilities of the Partnership attributable indirectly to Westland Realty and (ii) such amounts, by means of equity or debt, contributed by Westland Realty to the Partnership through Westland Management and/or Westfield Partners, from and after the date of the first Valuation Procedure Commencement Date, PROVIDED that following any exercise of the Option by Grantee such contributions shall be limited to the extent required by the then applicable budget for the Property, as


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approved by the joint venture partner of the Partnership, or the Partnership
Agreement for the Partnership or as may be reasonably approved by Grantee.

         (b) Upon the occurrence of the first to occur of the Valuation Procedure Commencement Events, the Grantor shall deliver to the Grantee the most recent audited consolidated financial statements of Westland Realty and its Subsidiaries, the most recent audited financial statement of the Partnership, and the unaudited consolidated financial statements of the Partnership and Westland Realty (and its Subsidiaries) for the period since the date of the applicable audited financial statements.

         7. NO DILUTION OR IMPAIRMENT. The Grantor will cause Westland Realty not to, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, PROVIDED that nothing in this Agreement shall restrict or prevent Westland Realty from issuing any Common Stock for any corporate purpose as determined by the Board of Directors of Westland Realty so long as such actions do not interfere with the right of the Grantee to exercise the Option granted in this Agreement.

         8. OWNERSHIP OF COMMON STOCK, ETC. Except as set forth in this Agreement, until the expiration of the Option Period, or, if the Option is exercised by the Grantee, until the Closing Date, the Grantor will at all times be the registered and beneficial owner of the Common Stock.

         9. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Upon the exercise by the Grantee of the Option, the Grantor and the Grantee will promptly make, and will promptly cause Westfield Realty to make, any required filings under the HSR Act and comply with all requests for information in connection therewith, all at the sole expense of the Grantee.

         10. DUE DILIGENCE. The Grantor agrees to cooperate with the Grantee so as to permit the Grantee to perform reasonable due diligence on Westland Realty, the Partnership


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and the Property during the Option Period.  All fees, costs and expenses relating hereto shall be borne exclusively by the Grantee. In no event may any due diligence of the Partnership or the Property performed by the Grantee interfere with the operation of the the Partnership or the Property or any of the tenants at the Property. The Grantee shall indemnify the Grantor and the Partnership from all loss, liability, claims or damages that may arise out of the due diligence investigations performed by the Grantee.

         11. REPRESENTATIONS AND WARRANTIES OF THE GRANTOR. The Grantor hereby represents and warrants to the Grantee as follows:

         11.1. TITLE TO THE OPTIONED SHARES, ETC. The Grantor owns, beneficially and of record, the Optioned Shares, free and clear of any security interest, mortgage, lien, charge, restriction, encumbrance or claim. The Optioned Shares constitute the only securities of Westland Realty owned beneficially or of record by the Grantor. At the Closing, the Grantor will deliver to the Grantee good and valid title to the Optioned Shares to be transferred at the Closing free and clear of all security interests, mortgages, liens, charges, restrictions, encumbrances and claims other than those created by the Grantee.

         11.2. AUTHORIZATION, ETC. The Grantor is a corporation duly organized, validly existing and in good standing under the laws of Australia and has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been, and, upon exercise of the Options, the performance of the Grantor's obligations hereunder and the consummation of the transactions contemplated hereby will have been, duly authorized by all requisite corporate action of the Grantor. This Agreement constitutes the legal, valid and binding obligation of the Grantor enforceable against the Grantor in accordance with its terms subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

         11.3. NO CONFLICTS, CONSENTS ETC. The execution, delivery and performance of this Agreement by the Grantor and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or


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default under any provisions of the Grantor's Memorandum of Association or articles of association, any contract, agreement, arrangement or commitment of the Grantor, any law, rule or regulation applicable to the Grantor (subject to obtaining any required consents set forth below) or any judgment, decree or order of any court, governmental agency or authority applicable to or binding upon the Grantor. No filing, consent, approval, order or authorization of any court, administrative agency or other governmental entity or any other person or entity is required to be obtained or made by the Grantor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Grantor other than those required for compliance with the HSR Act, and other than those which may be required at the time of the exercise of the Option and/or at the Closing of the Option pursuant to the Prudential Loan Documents or the Australian Corporations Law or Australian Stock Exchange Listing Rules.

         12. REPRESENTATIONS AND WARRANTIES OF THE GRANTEE. The Grantee hereby represents and warrants to the Grantor as follows:

         12.1. AUTHORIZATION, ETC. The Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been, and, upon exercise of the Option, the performance of the Grantee's obligations hereunder and the consummation of the transactions contemplated hereby will have been, duly authorized by all requisite corporate action of the Grantee. This Agreement constitutes the legal, valid and binding obligation of the Grantee enforceable against the Grantee in accordance with its terms subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

         12.2. NO CONFLICTS, CONSENTS ETC. The execution, delivery and performance of this Agreement by the Grantee and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provisions of the Grantee's articles of incorporation or by-laws, any contract, agreement, arrangement or commitment of the Grantee, any law, rule or regula-


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tion applicable to the Grantee (subject to obtaining the consents set forth below), or any judgment, decree or order of any court, governmental agency or authority applicable to or binding upon the Grantee. No filing, consent, approval, order or authorization of any court, administrative agency or other governmental entity or any other person or entity is required to be obtained or made by the Grantee in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Grantee other than those required for compliance with the HSR Act or the Australian Corporations Law or Australian Stock Exchange Listing Rules and those which have been made.

         12.3. INVESTMENT REPRESENTATION. The Grantee is acquiring the Optioned Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), nor with any intention of reselling or granting any participation in all or any part of the Optioned Shares being acquired by it to any person or entity in a transaction that would violate the Securities Act or this Agreement.

         13. OPERATION OF WESTLAND REALTY, THE PARTNERSHIP AND THE PROPERTY. Notwithstanding anything in this Agreement to the contrary, the Grantor shall
(i) from the date hereof until the Grantee's exercise of the Option as provided herein, be permitted to operate Westland Realty and cause Westland Realty, Westland Management, Westfield Partners and the Partnership to maintain and use the Property in any manner in which the Grantor, in its sole discretion, deems appropriate or necessary to carry on the business of each of Westland Realty, Westfield Management, Westfield Partners, the Partnership and the Property and
(ii) from the date of the Grantee's exercise of the Option until the Closing Date, cause Westland Realty and the Partnership to operate each of their businesses and the business of the Property only in the ordinary course of business and in a manner which is not adverse to the Grantee, PROVIDED that, should any consent or approval be required from the Grantee relating to the operation of the Property, Westland Realty, Westland Management or Westfield Partners, such consent shall not be unreasonably withheld or delayed.

         14. TAXES. The Grantee shall be entitled to withhold amounts paid as Purchase Price by the Grantee to the Grantor to the extent necessary and applicable under United States Federal, State and local Tax laws.


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         15.  RESTRICTIVE LEGENDS.  The Grantor shall cause each certificate representing the Optioned Shares to be imprinted with a legend (the "Agreement Legend") in substantially the following form until such securities are no longer subject to the provisions of this Agreement:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SPECIFIED IN AN OPTION AGREEMENT, DATED AS OF JULY 1, 1996, BETWEEN WESTFIELD CAPITAL CORPORATION FINANCE PTY. LIMITED AND CENTERMARK PROPERTIES, INC., AND WESTLAND REALTY, INC. ("WESTLAND REALTY") RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNLESS SUCH TRANSFER IS IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. A COPY OF SUCH OPTION AGREEMENT WILL BE FURNISHED BY WESTLAND REALTY TO THE HOLDER HEREOF UPON REQUEST AND WITHOUT CHARGE."

         Upon request of the Grantee, the Grantor shall cause Westland Realty to remove the Agreement Legend from the certificate or issue to the Grantee a new certificate therefor free of the Agreement Legend upon receipt of an opinion by counsel satisfactory in form and substance to Westland Realty that the Agreement Legend is no longer required. Westland Realty shall have the right to notify Westland Realty's transfer agent not to transfer the Optioned Shares except upon compliance with the Agreement Legend, while such Legend remains in effect.

         16.  MISCELLANEOUS.

         16.1. TERMINATION. The Option, whether or not exercisable by the Grantee, shall terminate at any time during the Option Period and shall be canceled immediately upon any of the following events: (i) the sale by the Partnership of the Property prior to the exercise of the Option by the Grantee;
(ii) the failure by the Grantee to exercise the Option within the Option Period;
(iii) any material default by the Grantee of its obligations under this Agreement which default shall continue for a period in excess of 30 days after the Grantee has received written notice from the Grantor that such default has occurred; (iv) Westfield Holdings or any of its Affiliates shall cease to be the manager of Westfield America Trust, an Australian public trust constituted by the Westfield American Properties Trust Deed, dated March 28, 1996, as amended, or


                                          12

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shall cease to be the property manager, asset manager or developer of all or substantially all of the properties owned by the Grantee on terms and conditions acceptable to Westfield Holdings or its Affiliates; or (v) any termination of the Option with respect to the sale of Common Stock by the Grantor in accordance with Section 16.4. For purposes of this Agreement, "Affiliates" shall mean, with respect to any individual, partnership, joint venture, corporation, corporation, trust, unincorporated entity or association (the "Subject Person"), any other individual, partnership, joint venture, corporation, trust, unincorporated association or other entity or association (the "Person") controlling, controlled by or under common control with the Subject Person.

         16.2. REMEDIES. Each party hereto stipulates that the remedies at law of the other parties in the event of the default or threatened default by such party in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, in addition to all such remedies, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16.3. SUCCESSORS AND ASSIGNS. This Agreement and the Option granted hereunder shall not be assignable by the Grantee, except that the Grantee, with written notice to the Grantor, may assign this Agreement and the Option granted hereunder to a wholly-owned direct or indirect subsidiary or partnership of the Grantee, PROVIDED that such right to assign to a wholly-owned direct or indirect subsidiary or partnership of the Grantee may be utilized one time only and no further assignments by such subsidiary or partnership, directly or indirectly, or by operation of law, shall be permitted.

         16.4 RIGHT OF FIRST OFFER. (a) The Grantor may assign all or a portion of the Common Stock of Westland Realty to one or more persons or entities without the consent of the Grantee, PROVIDED that, except in the case of an Affiliate Transfer (as hereinafter defined), in the event that the Grantor wishes to sell all or a portion of the Common Stock of Westland Realty prior to the expiration of the Option Period, it shall first make a written offer (the "Offer") to sell such Common Stock to be offered for sale to the Grantee in accordance with the terms set forth in Sections (b) and (c) below. For purposes of this Agreement,


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

an "Affiliate Transfer" shall mean a transfer by the Grantor to an Affiliate of the Grantor or a subsequent transfer or transfers to another Affiliate of the Grantor.

         (b) The Offer shall contain the price and general terms upon which the Common Stock or a portion thereof is being offered for sale. The Grantee shall have the right to accept or reject such Offer by way of written notice delivered within 30 days after receipt of the Offer and a definitive agreement regarding the subject matter of such Offer entered into within such 30-day period (the "Acceptance Process"). If the Grantee elects to reject such offer or fails to make a timely acceptance or timely enter into a definitive agreement regarding the subject matter of such Offer, the Grantor shall be free for a period of 180 days thereafter to sell such Common Stock which is the subject of the Offer to any third party at a price which is no less than 90% of the offer made to the Grantee. Upon such sale to the third party, the Option to the Grantee shall immediately terminate with respect to the Common Stock subject to the Offer.

         (c) If the Grantor is unable to consummate such a sale, but receives a bona fide third-party offer that is at a price that is less than 90% of the original Offer price, and the Grantor is willing to sell at such price, the Grantor shall provide the Grantee with a copy of such offer (the "Counteroffer"). The Grantee shall have 15 days from the receipt of such Counteroffer to reject the Counteroffer. If the Grantee rejects the Counteroffer or fails to make a timely acceptance, including the signing of a definitive agreement in accordance with the Acceptance Process, the Grantor shall be free for a period of 180 days thereafter to sell such Common Stock to a third-party offeror in accordance with the price set forth in the Counteroffer.

         16.5. NOTICES. Any notice or other communication required or permitted to be given hereunder or for the purposes hereof to any party shall be in writing and shall be sufficiently given if (i) delivered personally,
(ii) mailed by certified or registered mail, postage prepaid, (iii) transmitted by facsimile (and confirmed by mail) or (iv) sent by next-day or overnight mail or delivery to:


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

    If to the Grantor, to:

         Level 24 Westfield Towers
         100 William Street
         Sydney NSW  2011
         Australia
         Telecopy:   (02) 358-7165
         Attention:  Company Secretary and General Counsel

    If to the Grantee, to:

         c/o Westfield Corporation, Inc.
         11601 Wilshire Boulevard
         Los Angeles, California  90025
         Telecopy:   (310) 444-9071
         Attention:  Executive Director and General Counsel

or such other address or to such other person's attention as the party to whom such notice is to be given shall have last notified to the party giving the same in the manner provided in this Section. Any notice so delivered to the party to whom it is addressed shall be deemed to have been given and received (i) if by personal delivery, on the day of such delivery, (ii) if by certified or registered mail, on the seventh day after mailing thereof, (iii) if by facsimile, the day on which such facsimile was sent or (iv) if by next-day or overnight mail delivery, on the day delivered, PROVIDED that if any such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.

         16.6. EXPENSES. Except as otherwise provided in this Agreement, whether the transactions contemplated herein are or are not consummated, the Grantee agrees to pay all expenses, costs and fees incurred in connection with this Agreement or any transaction contemplated by this Agreement, including, without limitation, (i) all reasonable transaction costs in connection with the exercise of the Option and the Closing, (ii) all expenses, costs and fees relating to any due diligence performed by the Grantee in accordance with
Section 10, and (iii) all expenses, costs and fees relating to the obtaining of any necessary consents or approvals (including those required under the HSR
Act), PROVIDED that the Grantor shall be responsible for the expenses, costs and fees of its attorneys, counsel and other experts and any transfer or other fees payable to Prudential.


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

         16.8. AMENDMENTS; WAIVERS. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver or instance shall constitute a waiver, modification or discharge, as the case may be, only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

         16.7. NO WARRANTY OF TITLE. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR IN THE STOCK PURCHASE AGREEMENT, THE GRANTOR MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO WESTLAND REALTY, WESTLAND MANAGEMENT, WESTFIELD PARTNERS OR THE PARTNERSHIP. EXCEPT AS MAY OTHERWISE BE SET FORTH IN THE STOCK PURCHASE AGREEMENT, THE TRANSFER BY THE GRANTOR OF AN
INDIRECT INTEREST IN THE PROPERTY ON THE CLOSING DATE WILL BE ON AN   "AS IS"
AND "WHERE IS" BASIS AND THE GRANTOR SHALL NOT BE DEEMED TO HAVE MADE, AND THE GRANTOR HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE PROPERTY, INCLUDING WITHOUT LIMITATION, TITLE TO THE PROPERTY, THE CONDITION OF THE PROPERTY, ABSENCE OF LIENS ON THE PROPERTY, THE CONDITION OF THE PROPERTY, ITS MERCHANTABILITY OR ITS FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, ITS VALUE OR CONFORMITY OF THE PROPERTY TO THE PROVISIONS AND SPECIFICATIONS OF ANY AGREEMENT RELATING THERETO, NOR SHALL THE GRANTOR BE LIABLE TO THE GRANTEE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT WHICH MAY ARISE AS A RESULT OF THE INDIRECT TRANSFER OF AN INTEREST IN THE PROPERTY PURSUANT HERETO.

         16.9. SEVERABILITY. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         16.10. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         16.11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which taken together shall constitute one and the same instrument.

         16.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles of such state.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the day and year first above written.


                             WESTFIELD CAPITAL CORPORATION
                               FINANCE PTY.



                             By: /s/ Peter Lowy
                                ---------------------------
                                Name:  Peter Lowy
                                Title: Director


                             CENTERMARK PROPERTIES, INC.



                             By:  /s/ Richard Green
                                ---------------------------
                                Name:  Richard Green
                                Title: President


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